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                                                             EXHIBIT NO. 99.2(b)




                                     MASTER
                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                   THE TRUSTS IDENTIFIED ON APPENDIX A HERETO
                                 January 1, 2002


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                                                                      APPENDIX A

                                                             Revised: 1 May 2002

                                                                   FISCAL
                       TRUST                                      YEAR END

MFS Series Trust I                                                 08/31
MFS Series Trust II                                                11/30
MFS Series Trust III                                               01/31
MFS Series Trust IV                                                08/31
MFS Series Trust V                                                 09/30
MFS Series Trust VI                                                10/31
MFS Series Trust VII                                               11/30
MFS Series Trust VIII                                              10/31
MFS Series Trust IX                                                04/30
MFS Series Trust X                                                 05/31*
                                                                   07/31+

MFS Series Trust XI                                                09/30
MFS Growth Opportunities Fund                                      12/31
MFS Government Securities Fund                                     02/28
Massachusetts Investors Growth Stock Fund                          11/30
MFS Government limited Maturity Fund                               12/31
Massachusetts Investors Trust                                      12/31
MFS Municipal Income Trust                                         10/31
MFS Multimarket Income Trust                                       10/31
MFS Government Markets Income Trust                                11/30
MFS Intermediate Income Trust                                      10/31
MS Charter Income Trust                                            11/30
MFS Special Value Trust                                            10/30
MFS Municipal Series Trust                                         03/31
MFS Institutional Trust                                            06/30
MFS Variable Insurance Trust                                       12/31


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*        The fiscal year end is 5/31 for the following series of MFS Series
         Trust X: MFS International Investors Trust, MFS International Growth Fund, MFS Fundamental Growth Fund, MFS Gemini Large Cap U.S. Fund, MFS Gemini U.K. Fund, MFS Emerging Companies Fund, MFS Select Growth Fund, MFS Conservative Allocation Fund, MFS Moderate

+ Allocation Fund, MFS Growth Allocation Fund, MFS Aggressive Growth Allocation Fund + The fiscal year end is 7/31 for the following series of MFS Series Trust X: MFS International ADR Fund, MFS Global Conservative Equity Fund, MFS International Core Equity Fund, MFS Global Health Sciences Fund, MFS Government Mortgage Fund, MFS Strategic Value Fund, MFS Emerging Markets Debt Fund, MFS Income Fund, MFS High Income Advantage Fund, MFS New Endeavor Fund


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